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Exhibit 10.14

                                PORTAL AGREEMENT

THIS AGREEMENT, made the 15th day of October, 2000 by and between RETURN ASSURED, INC., a Nevada corporation with its principal place of business at 1901 Avenue of the Stars, Suite 1710, Los Angeles, CA 90067 (the "Company"); and

Liquor.com, Inc.
4205 W. Irving Park Road
Chicago, IL 60641

(the "Portal").

WHEREAS, the Company is engaged in the business of providing, on a fee basis to be paid by the merchant, a refund guarantee program to electronic retail purchasers of goods from subscribing merchants in accordance with each merchant's refund policy (the "Return Assured Program"); and

WHEREAS, the Portal is in the business of operating a Direct Marketing Company directed to consumers in the United States; and

WHEREAS, the Portal and the Company desire to enter into an agreement whereby the Portal will co-market and sell the Company's services and program to their Direct Marketer partners in exchange for a share of the Company's fees earned from the retailers (merchants) obtained by the Portal.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1   ENGAGEMENT OF SERVICES

     1.1 Pursuant to the terms and conditions set forth in this Agreement, the Company hereby engages the Portal, and the Portal hereby accepts said engagement as the Company's non-exclusive sales representative for the solicitation and sale of the Return Assured Program to their partnered merchants.

     1.2 In connection with the Portal's marketing and sale of the Return Assured Program, the Portal agrees to utilize only the sales materials, information and documents provided by the Company, and to make only those representations regarding the Return Assured Program as are provided and authorized by the Company. Furthermore, the Portal agrees to recommend the Return Assured Program to its merchants as the exclusive return policy assurance


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              program and to post the Return Assured trademark/logo on its website in a form and manner reasonably satisfactory to the Company.

     1.3 The Company and the Portal agree to mutually develop and implement a co-marketing plan for the performance of the Portal's duties hereunder prior to engaging in any sales activities.

     1.4 The procedure for the Portal to consummate a sale of the Return Assured Program is to first provide the prospective merchant with the information package provided by the Company. This is important since the package contains a detailed description of the Return Assured Program as well as a legal disclaimer that the Company is in no way acting as a guarantor or insurer of the quality, performance, merchantability, fitness for any particular purpose, design or standards of the products/services sold by such merchants. Once a merchant expresses a desire to subscribe to the Return Assured Program, the Portal shall provide a Merchant Agreement in the form annexed hereto as Exhibit A (the Merchant Agreement) to the prospective Merchant with instructions for the merchant to review same and, if applicable, to execute and deliver the Merchant Agreement to the Company along with any fees due under the Merchant Agreement. The Company will then countersign the Merchant Agreement and return a copy to both the Merchant and the Portal.

ARTICLE 2   COMPENSATION

     2.1 In consideration for the Portal's services hereunder, and subject to Article 6.2 below, the Company shall pay to the Portal seven and one half percent (7.5%) of all gross fees received by the Company under the Merchant Agreements procured by the Portal during the Term hereof.

     2.2      Payment of all amounts hereunder shall be made within forty-five
              (45) days following the end of each calendar quarter and shall be for the amounts due and accruing during the preceding calendar quarter.

     2.3 Payments to the Portal hereunder shall be accompanied by a statement, certified to be true and accurate by an officer of the Company, setting for the calculation of all amounts due to the Portal hereunder.

     2.4 Payments to the Portal hereunder shall be made in United States Dollars and, if applicable, shall be made using the exchange rates in effect for any foreign currencies on the date payment is due to be made.


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ARTICLE 3  SCOPE OF SERVICES

     3.1      Scope.

              (a) The scope of the engagement hereunder is limited to marketing and soliciting the sale of the Return Assured Program to prospective Internet merchants in the Territory. It does not include the right to sell or solicit any sales beyond the Territory or to make sales to the general public or to market or sell any of the Company's products/services other than the Return Assured Program as set forth in the Merchant Agreement.

              (b) The Portal represents and warrants that it shall make representations regarding the Return Assured Program that are true, accurate and in accordance with the product information provided to it by the Company.

ARTICLE 4  INDEMNIFICATION, NO PARTNERSHIP, REPRESENTATIONS/WARRANTIES

     4.1 Indemnifications. Each party hereby indemnifies and holds harmless the other, their officers, directors, employees, agents, heirs and successors from and against any and all loss, damage, expense, liability (including reasonable attorney's fees) which arise as the result of the breach of any provision or warranty contained herein.

     4.2 No Partnership or Authority. Neither party shall have the right, power or authority to contract in the name of the other, or to otherwise bind or pledge the assets of the other. This Agreement does not create a partnership, joint venture or franchise agreement.

     4.3 Representations and Warranties of the Company. The Company hereby represents and warrants that (i) it is a Nevada corporation validly existing and in good standing; (ii) that it has the power and all necessary authorization and board resolutions to enter into and perform this Agreement; and (iii) that by entering into this Agreement and performing its terms, it will not be violating or breaching any (x) third parties rights or agreements; (y) any court order, judgment or decree; or (z) any applicable law, statute, rule, regulation, ordinance or otherwise of any jurisdiction.

     4.4 Representations and Warranties of the Portal. The Portal hereby represents and warrants that (i) it is a New York corporation validly existing and in good standing in its


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              jurisdiction; (ii) that it has the power and all necessary authorization and board resolutions to enter into and perform this Agreement; and (iii) that by entering into this Agreement and performing its terms, it will not be violating or breaching any
              (x) third parties rights or agreements; (y) any court order, judgment or decree; or (z) any applicable law, statute, rule, regulation, ordinance or otherwise of any jurisdiction.

ARTICLE 5  DEFAULT

     5.1 Default. In the event either party defaults in any of its obligations under this Agreement, the non-defaulting party shall send written notice to the defaulting party setting for the nature of the alleged default and the provision of this Agreement allegedly violated. In the event the defaulting party has not cured the default within thirty (30) days from receipt of notice of default, then the non-defaulting party may pursue any remedies at law or equity it deems appropriate. In this regard, should the Portal permit an uncured default to exist, the Company may, among other things, terminate this Agreement. Both parties hereby acknowledge and agree that a breach of this Agreement will likely result in irreparable harm to the other and, as such, agrees to the issuance of injunctive relief (including preliminary injunction and temporary restraining orders) to prevent further breaches and/or damages.

ARTICLE 6  TERM

     6.1 Term: Subject to Article 5.1, this Agreement shall endure for a period of five (5) years from the date first written above. At the expiration of said Term, this Agreement shall automatically renew for one additional five (5) year term unless within sixty (60) days prior to the end of the original term, either party sends written notice to the other of its intention not to renew. In the event notice of non-renewal is sent or this Agreement is sooner terminated as provided herein, the Portal shall immediately discontinuing soliciting, selling, brokering or otherwise acting on behalf of the Company and the Return Assured Program in any manner whatsoever. In the event the Portal continues representing the Return Assured Program after the expiration of the Term with the knowledge and consent of the Company, it shall not be construed as a renewal of this Agreement, but shall be considered a day to day contract under the same remaining terms and conditions herein. Notwithstanding anything herein to the contrary, in the event the Portal does not maintain at least 10 active, fee paying Merchant Agreements during any month during the Term, the Company


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              shall have the right to terminate this Agreement on twenty (20)
              days written notice to the Portal.

     6.2 For the six (6) month period following the expiration or sooner termination of this Agreement, the Company shall continue to pay the Portal its consideration set forth in Article 2 above on all Merchant Agreements in effect during said time period. After said six (6) month period, the Company will not have any obligation to pay the Portal any compensation whatsoever on Merchant Agreements (or any extensions or renewals thereof) procured by the Portal during the Term hereof.

ARTICLE 7  MISCCELLANEOUS

     7.1 Force Majeure: It is understood and agreed that in the event of an act of the government, war, fire, flood or other natural disaster, or labor or manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed eighteen
              (18) months.

     7.2 Notices: All notices and other communications required or permitted by this Agreement to be given by a party to another party shall be in writing, and until otherwise specified in a written notice by the other party, shall be sent to the other party by hand delivery, certified mail return receipt requested or by commercial overnight courier at its notice addresses set forth below:

           If to the Company:           Return Assured, Inc.
                                        1901 Avenue of the Stars
                                        Suite 1701
                                        Los Angeles, CA

           With a copy to:              Steven M. Kaplan, Esq.
                                        Kaplan Gottbetter & Levenson, LLP
                                        630 Third Avenue
                                        New York, NY 10017 USA

           If to the Portal:            Liquor.com, Inc.
                                        4205 W. Irving Park Road
                                        Chicago, IL 60641

Notices shall be deemed given as of the fifth business day following dispatch by certified mail; or on the date of actual delivery by commercial messenger or overnight carrier service.


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     7.3      Controlling Law: This Agreement shall be construed in accordance with the laws of the State of New York, United States of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State and County of New York, County or the Federal courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue.

     7.4 Assignment: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, and any attempts to do so without the consent of the other party shall be void and of no effect.

     7.5 Confidentiality. Both parties acknowledge that in the performance of the terms of this Agreement, each party will disclose to the other certain confidential and proprietary information, including but not limited to business plans and practices, trade secrets, customer and employee files and lists, computer software/hardware, and marketing/advertising/promotional plans and practices. Each party agrees not to disclose, disseminate or to utilize any of the other's Confidential Information without the prior written consent of the other. Each party acknowledges that any breach or threatened breach of the provisions of this agreement will cause irreparable harm to the other and as a result, each party is entitled to obtain preliminary, temporary and permanent injunctive relief, in addition to all other remedies and damages, in the event of a breach or threatened breach thereof, without the need or obligation to post any bond or undertaking, which requirement is hereby waived.

     7.6 Entire Agreement: This writing constitutes the entire agreement and understanding between the parties. No other oral or written agreements or representations exist or are being relied upon by either party. Any modifications or additions hereto must be made in writing and signed by both parties.

     7.7      Other Miscellaneous:

              (a) The paragraph headings used herein are for reference purposes only and do not effect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any reason declared to be invalid or illegal, the


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                         remaining provisions shall not be affected thereby.

              (b) The failure of either party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

              (c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

              (d) This Agreement shall not be binding unless a fully executed counterpart has been delivered to all parties.

              (e) In the event of a breach of any provision of this Agreement, the non-breaching party shall be entitled to recover, in addition to all other remedies and damages, all of its reasonable attorney's fees and costs incurred in enforcing its rights hereunder.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

     RETURN ASSURED, INC.                       LIQUOR.COM, INC.

     By:                                        By:
                 --------------------                       --------------------
     Print Name:                                Print Name:
                 --------------------                       --------------------
     Title:                                     Title:
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